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                                 EXHIBIT m.(xv)

               Form of Amendment Number 4 to Amended and Restated
                 Rule 12b-1 Distribution Plan for Class B Shares


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                              AMENDMENT NUMBER 4 TO
                              AMENDED AND RESTATED
                 RULE 12b-1 DISTRIBUTION PLAN FOR CLASS B SHARES


     Pursuant to the Rule 12b-1 Distribution Plan for Class B Shares between The Hartford Mutual Funds, Inc. (formerly known as ITT Hartford Mutual Funds, Inc.) and Hartford Securities Distribution Company, Inc. dated July 22, 1996, as amended and restated as of August 22, 1997 and as of December 31, 1997 and as assigned to Hartford Investment Financial Services Company on November 1, 1998 (the "Distribution Plan"), The Hartford Large Cap Focus Fund, The Hartford Global Financial Services Fund, The Hartford Global Telecommunications Fund and The Hartford U.S. Aggressive Growth Fund are hereby included as four new Funds. All provisions in the Distribution Plan shall apply to The Hartford Large Cap Focus Fund, The Hartford Global Financial Services Fund, The Hartford Global Telecommunications Fund and The Hartford U.S. Aggressive Growth Fund.

     IN WITNESS WHEREOF, the parties hereto have caused this amendment to be executed on the ____ day of ______, 2000.


                                    The Hartford Mutual Funds, Inc.,
                                    on behalf of:
                                    The Hartford Large Cap Focus Fund
                                    The Hartford Global Financial Services Fund
                                    The Hartford Global Telecommunications Fund
                                    The Hartford U.S. Aggressive Growth Fund

                                    By:
                                       ---------------------------------------
                                       David M. Znamierowski
                                       President


                                    Hartford Investment Financial Services
                                    Company


                                    By:
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                                       Peter W. Cummins
                                       Senior Vice President, Sales &
                                       Distribution